Exhibit 99.1

Aquaron Acquisition Corp. Announces Receipt of Delisting Notification from Nasdaq

NEW YORK, August 30, 2024 /PRNewswire/ -- Aquaron Acquisition Corp. (NASDAQ: AQU, the “Company”), a special purpose acquisition company, announced today that it received a written notice (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not regained compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on Nasdaq, trading of the Company’s common stock will be suspended at the opening of business on September 4, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities (including the units, common stock, and rights) from listing and registration on Nasdaq, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on September 4, 2024.

The Letter also indicates that the Company is delinquent in filing its quarterly report on Form 10-Q for the quarterly period ended June 30, 2024, which serves as an additional basis for delisting the Company’s securities from The Nasdaq Capital Market in light of the Company’s non-compliance with Minimum Public Holders Rule.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on March 1, 2024, Nasdaq initially notified the Company on February 28, 2024 that it was not in compliance with the Minimum Public Holders Rule. On April 15, 2024, the Company submitted a plan to regain compliance and, on May 7, 2024, the Company received a written notice from Nasdaq notifying the Company that Nasdaq had determined to grant the Company an extension until August 26, 2024 to regain compliance with the Minimum Public Holders Rule.

A company that receives a delist determination for such a delinquency can request an appeal to the Nasdaq Hearings Panel (the “Panel”), which will stay the suspension of the Company’s securities for a period of 15 days from the date of the request. The Letter points out that the Company may request to stay the suspension of the Company’s securities pending a decision from the Panel at the scheduled hearing.

The Company intends to timely request an appeal and a stay of the suspension in accordance with the Letter. The request will stay the suspension of trading on the Company’s securities, and the Company’s securities will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The time and place of any hearing before the Panel will be determined by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. There can be no assurance that the Panel will grant the Company’s request to stay the suspension of the Company’s securities or that the Company’s securities will continue to be listed on The Nasdaq Capital Market.

About Aquaron Acquisition Corp.

Aquaron Acquisition Corp. is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although it intends to focus on operating businesses in the new energy sector. The Company affirmatively excludes as an initial business combination target any company of which financial statements are audited by an accounting firm that the United States Public Company Accounting Oversight Board is unable to inspect for two consecutive years beginning in 2021 and any target company with China operations consolidated through a VIE structure.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such statements may include, but are not limited to, statements regarding the Company’s expectations regarding a hearing before the Panel and a stay of the suspension of trading on the Company’s securities. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Yi Zhou

Aquaron Acquisition Corp.